Exhibit 10.1

RENAISSANCE LEARNING, INC.

RESTRICTED STOCK AGREEMENT
[For use with grants to non-employee directors]

This Restricted Stock Agreement (this “Agreement”), entered into as of “Date,” is between Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), and “Name” (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has established the 1997 Stock Incentive Plan (the “Plan”) for employees and non-employee directors of the Company and its affiliates; and

WHEREAS, the Company anticipates that the Plan will promote the best interests of the Company and its shareholders (i) by providing participants with an opportunity to acquire a proprietary interest in the Company thereby providing them with a stronger incentive to strive for the continued success and growth of the Company, and (ii) by aiding the Company to attract and retain key personnel and non-employee directors; and

WHEREAS, the Company has granted to the Participant the right to participate in the Plan in the manner and subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereafter rendered to it or its affiliates by the Participant, the Company and the Participant hereby agree as follows:

1.  Provisions of Plan Control.  This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference.  The Plan empowers the Compensation Committee to make and amend interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Participant.  Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan.  A copy of the Plan will be delivered to the Participant upon reasonable request.

2.  Award; Number of Shares; Award Price.  The Participant is hereby awarded the number of shares of Restricted Stock set forth on the Appendix or Appendices hereto pursuant to the terms and conditions set forth in this Agreement (the “Award”).

3.  Vesting. The Award shall vest in accordance with the schedule set forth on the Appendix or Appendices hereto. Once vested, all rights of actual and beneficial ownership are conferred to the Participant.  The Participant shall be entitled to voting rights with respect to the shares of Restricted Stock granted hereby and shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock.

4.  Termination of Tenure as a Director Due to Death.  If the Participant’s tenure as a Director of the Company terminates due to death, any unvested Restricted Stock held by the Participant shall immediately vest, all restrictions applicable to any such Restricted Stock shall immediately lapse and such Restricted Stock shall be distributed in accordance with Section 12(c) of the Plan.

5.  Prohibitions Against Transfer.  An Award, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process, until vested, except as provided in Section 12(c) of the Plan and the Appendix or Appendices hereto.

6.  Notices.  Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company in care of its Secretary at 2911 Peach Street, Wisconsin Rapids, Wisconsin 54495-8036.  Any notice to be given to the Participant may be addressed to the Participant at the address as it appears on the payroll records of the Company or any affiliate thereof.  Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

7.  Taxes. The Company may require payment or reimbursement of, or may withhold, any tax that it believes is required to be paid by the Participant under applicable federal, state, local or other law, regulation or ruling as a result of the grant or vesting of an Award, or any payments in connection with an Award, and the Company may defer making delivery of any shares of Common Stock in respect of any Award until arrangements satisfactory to the Company have been made with respect to any such payment, reimbursement or withholding obligations.

IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Award evidenced hereby.

RENAISSANCE LEARNING, INC.

By:

____________________________________

Terrance D. Paul, Chief Executive Officer

The undersigned Participant hereby accepts the foregoing Award and agrees (i) to the several terms and conditions hereof and of the Plan and (ii) that the terms and conditions of this Agreement shall apply to all Appendices hereto.

______________________________________

“Participant Name”

APPENDIX [A]

Participant:  “Name”

Date of Grant:  “Date”

Number of Shares of Restricted Stock	Grant Price

The shares of restricted stock referenced above will vest in accordance with the following schedule:

Vesting Dates	Number of Shares
The Award shall vest in full on the date of termination of your tenure as a Director

________________________________________

“Participant Name”

A-1